UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2007

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	333-69270	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Building 64, Jinlong Industry District Majialong
Nanshan District, Shenzhen,
People’s Republic of China
Post Code: 518052
(Address of principal executive offices (zip code))

(86) 755-2655-3580
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 18, 2007, Mr. Remo Richli, a director of the registrant, chair of its Audit Committee and member of its Compensation and Nominating Committees, sent an email of resignation from those positions to the registrant. Mr. Richli stated that he did not believe that the registrant was following appropriate corporate governance practices, and that it did not provide timely financial information to the Audit Committee. After the registrant received his email on June 20, 2007, Mr. Richli agreed that his resignation be effective on June 20, 2007. Mr. Richli's reasons for resigning are more fully stated in his email of resignation attached as Exhibit 99.1.

On June 22, 2007, Mr. Gerald Beemiller, a director of the registrant, chair of its Compensation Committee and member of its Audit and Nominating Committees, resigned from those positions.  Mr. Beemiller stated that he was resigning because he did not believe the registrant was providing to him requested information about its sales and marketing plans.  He stated that he believed the registrant did not have a clear plan, and that it did not want to be accountable to the board for specific forecasts and sales budgets.  Mr. Beemiller’s reasons for resigning are described in his email of resignation attached as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Email of resignation of Mr. Remo Richli

99.2	Email of resignation of Mr.Gerald Beemiller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: June 26, 2007	By:	/s/ Keith Hor
Keith Hor
Chief Financial Officer